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                                                                Exhibit 10.12

                                ACME PACKET, INC.
                        EMPLOYEE STOCK PURCHASE AGREEMENT
                               (James J. Hourihan)

     This EMPLOYEE STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made as of this 15th day of September 15, 2004, by and among Acme Packet, Inc., a Delaware corporation (the "COMPANY"), James J. Hourihan (the "PURCHASER"), and Robert G. Ory, in his capacity as Secretary of the Company and escrow holder hereunder (the "ESCROW HOLDER").

     WHEREAS, the Purchaser is an employee of the Company;

     WHEREAS, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, 25,000 shares of the Company's common stock, par value $0.001 per share ("COMMON STOCK"), pursuant to, and in accordance with, the terms and conditions of this Agreement and the Acme Packet, Inc. 2000 Equity Incentive Plan (as heretofore amended, the "Plan"): and

     WHEREAS, the sale by the Company to the Purchaser, and the purchase by the Purchaser from the Company, of such 25,000 shares of Common Stock is being effected and implemented pursuant to the Plan and this Agreement and shall be treated by the parties as an Award of Restricted Stock under the Plan, as each of the terms "Award" and "Restricted Stock" are defined under the Plan.

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby mutually covenant and agree as follows:

     1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings provided therefor below in this Section 1 or elsewhere in this Agreement as referred to below in this Section 1:

          "CLOSING" shall have the meaning ascribed to such term in Section 6 below.

          "NOTICE" shall have the meaning ascribed to such term in Section 6 below.

          "OPTION" shall have the meaning ascribed to such term in Section 6 below.

          "SALE OF THE COMPANY TRANSACTION" shall mean any Transaction in which the shareholders of the Company immediately prior to such Transaction do not own or hold, immediately after consummation of such Transaction, shares of capital stock of the surviving person or entity or acquiring person or entity, as applicable, in connection with such Transaction representing at least a majority of the total voting power of the outstanding capital stock of such surviving person or entity or such acquiring person or entity, as the case may be.

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          "SHARES" shall have the meaning ascribed to such term in Section 2 below.

          "SHARES CERTIFICATE" shall have the meaning ascribed to such term in
          Section 4 below.

          "STOCKHOLDERS AGREEMENT" shall mean that certain Stockholders Agreement, dated as of August 3, 2000, among the Company and the stockholders of the Company parties thereto.

          "TRANSACTION" shall mean shall mean any merger or consolidation of the Company with or into another person or entity, the sale or transfer of all or substantially all of the assets of the Company, or the sale or transfer by the stockholders of the Company of all outstanding shares of capital stock of the Company, in each case in a single transaction or in a series of related transactions.

          "UNVESTED SHARES" shall mean, at the relevant time of reference thereto, those Shares that have not vested on or prior to such time pursuant to Section 5 or Section 6 hereof.

          "VESTED SHARES" shall mean, at the relevant time of reference thereto, those Shares that have vested on or prior to such time pursuant to
          Section 5 or Section 6 hereof.

     2. SALE OF STOCK. The Company hereby agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, an aggregate of 25,000 shares of Common Stock (subject to adjustment pursuant to Section 10 hereof, the "SHARES"), at the price of $0.30 per share, for an aggregate purchase price of $7,500.00. For and in consideration of the Company's agreement to sell the Shares to the Purchaser, and as condition precedent to the Company's obligation to consummate such sale, the Purchaser agrees to become a party to the Stockholders Agreement.

     3. PAYMENT OF PURCHASE PRICE. The Purchaser shall pay the aggregate purchase price for the Shares in cash.

     4. ISSUANCE OF SHARES. Upon receipt by the Company of an Instrument of Adherence to the Stockholders Agreement, duly executed and delivered by the Purchaser, and the aggregate purchase price for the Shares, the Company shall prepare and duly execute a stock certificate, registered in the name of the Purchaser, representing 25,000 shares of Common Stock (the "INITIAL SHARES CERTIFICATE"). The Initial Shares Certificate and any stock certificate prepared and duly executed by the Company, registered in the name of the Purchaser, representing any Shares issued to the Purchaser at any time after the date of this Agreement (each, an "ADDITIONAL SHARES CERTIFICATE"), shall each be endorsed with the legend required by the Stockholders Agreement and the legend set forth in Section 8(b) below. The Initial Shares Certificate and each Additional Shares Certificate, if any, each accompanied by stock powers or other appropriate instruments of

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                                       -3-

assignment thereof duly executed in blank by the Purchaser, shall be delivered to the Escrow Holder to be held in escrow pursuant to the provisions of Section 7 hereof.

     5.   VESTING OF SHARES.

          (a)  VESTING SCHEDULE. Subject to all of the provisions of this
Section 5 and to the vesting provisions of Section 6 below, the Shares shall vest over time, with 25% percent of the Shares vesting on August 16, 2005 and the remainder vesting in monthly installments, with each installment being as equal in number of shares as possible (as determined by the Company in its reasonable discretion), at the end of each calendar month beginning September 30, 2005 and ending August 31, 2008.

          (b) ACCELERATION OF VESTING. Notwithstanding anything in Section 5(a) above to the contrary but subject to the provisions of Section 5(c) below, in the event a Sale of the Company Transaction occurs, then the vesting of an appropriate number of those Shares that are outstanding immediately prior to such Sale of the Company Transaction and that have not already previously vested shall be accelerated such that fifty percent (50%) of such Shares shall be fully vested immediately prior to the occurrence of such Sale of the Company Transaction. The foregoing provisions of this Section 5(b) shall be implemented ratably across all Unvested Shares outstanding immediately prior to such Sale of the Company Transaction regardless of when such Unvested Shares would have otherwise vested pursuant to Section 5(a) above.

          (c) NO FURTHER VESTING FOLLOWING TERMINATION. Except if and to the extent otherwise expressly provided in Section 6, upon termination of the Purchaser's employment with the Company for any reason or for no reason, regardless of whether such termination is effected by the Company, by the Purchaser (whether voluntarily or involuntarily) or upon the Purchaser's death, none of the Unvested Shares owned of record or beneficially by the Purchaser on the date of termination shall thereafter vest.

          (d) SALE OF THE COMPANY. Following a Sale of the Company Transaction, employment by the Purchaser with any person or entity that is the successor or acquiror (each a "SUCCESSOR ENTITY") of the Company shall be treated in the same manner under this Agreement as if the Purchaser were employed by the Company, and in such context any reference in this Agreement to the Company shall be deemed to be a reference to the Successor Entity to the Company. In the event that, in connection with a Sale of the Company Transaction, the Purchaser receives or acquires any shares of stock in any person or entity or other property or assets of any kind (collectively, the "NEW PROPERTY") in exchange for shares of stock in the Company (including, without limitation, the Shares) or other property or assets, in either case that is owned or held by the Purchaser subject to this Agreement (collectively, the "SUBJECT PROPERTY"), then the provisions of this Agreement shall apply to such New Property to the same extent as it applied to the Subject Property and the Purchaser shall hold such New Property subject to all of the provisions of this Agreement and shall comply and perform with all of his obligations under this Agreement with respect to such New Property and such New Property shall thereafter be deemed to be and treated as Subject Property.

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          (e)  DELIVERY OF VESTED SHARES. Vested Shares shall, at the request of the Purchaser, be released from the escrow provided for in Section 7 hereof and shall be delivered to the Purchaser. Vested Shares shall continue to be subject to the restrictions on transfer and other provisions of the Stockholders Agreement.

          (f) ESCROW OF UNVESTED SHARES. All Unvested Shares shall be held in escrow pursuant to Section 7 below.

     6.   REPURCHASE RIGHT.

     (a) In the event of the termination of the Purchaser's employment with the Company for any reason or for no reason at any time, regardless of whether such termination is effected by the Company, by the Purchaser (whether voluntarily or involuntarily) or upon the Purchaser's death, the Company shall have the right, but not the obligation, to repurchase all or any number of the Shares that are then Unvested Shares subject to and in accordance with the terms of this Section 6.

     (b) The Company may exercise its repurchase rights in this Section 6 by delivering to the Purchaser, within thirty (30) days following the date of termination, a notice (the "NOTICE") of its intention to exercise its repurchase right under this Section 6, specifying the number of Unvested Shares that the Company desires to repurchase, whereupon, subject to the provisions of this
Section 6, the Company shall become legally obligated to repurchase from the Purchaser, and the Purchaser shall become legally obligated to sell to the Company, at the Closing (as such term is defined below), the number of Unvested Shares referred to in the Notice. The purchase price per share for all of the Unvested Shares repurchased by the Company pursuant to this Section 6 shall be $0.30 (subject to adjustment pursuant to Section 10 hereof), payable, at the election of the Company, in cash or through the cancellation of indebtedness. The closing (the "CLOSING") of the repurchase by the Company of all or any number of Unvested Shares pursuant to this Section 6 shall take place at the offices of the Company at such time and on such date as the Company shall specify in the Notice, but in no event later than sixty (60) days after the date of termination. At the Closing, the Purchaser shall deliver to the Company a certificate or certificates evidencing the number of Unvested Shares to be repurchased, duly endorsed for transfer or accompanied by duly executed stock powers, against payment by the Company of the purchase price therefor in accordance with the terms of this Section 6. In the event that the Company has a right to repurchase any Unvested Shares pursuant to this Section 6 and elects not to, or fails to, repurchase all or a portion of such Unvested Shares in accordance with the provisions of this Section 6, then all of the Unvested Shares not so repurchased shall automatically become fully vested and, thereafter, shall be treated as Vested Shares for all purposes of this Agreement.

     7.   ESCROW OF UNVESTED SHARES.

          (a) ESCROW HOLDER. Each stock certificate representing Unvested Shares shall be held in escrow by the Escrow Holder, together with a stock assignment, in the form attached hereto as EXHIBIT A, executed in blank by the Purchaser with respect to the Unvested Shares represented by such stock certificate. Each stock certificate representing Unvested Shares shall be held in escrow pursuant to this Section 7 until all of such Unvested Shares become fully

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                                       -5-

vested pursuant to, and in accordance with, the provisions of Section 5 or
Section 6 hereof or until all of such Unvested Shares are repurchased by the Company pursuant to, and in accordance with, the provisions of Section 6 hereof, whichever occurs earlier.

          (b) RIGHTS OF PURCHASER WITH RESPECT TO UNVESTED SHARES HELD IN ESCROW. Subject to the terms hereof and the terms of the Stockholders Agreement, the Purchaser shall have all the rights of a stockholder with respect to the Unvested Shares while they are held in escrow, including without limitation, the right to vote such Unvested Shares and receive any cash dividends declared thereon. If there is (i) any stock dividend, stock split or other change in the Unvested Shares, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities to which the Purchaser is entitled by reason of his ownership of the Unvested Shares shall be immediately subject to this escrow, deposited with the Escrow Holder and included thereafter as "Unvested Shares" for purposes of this Agreement.

          (c) OBLIGATIONS AND LIABILITIES OF THE ESCROW HOLDER. The Escrow Holder shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by him to be genuine and to have been signed or presented by the proper party or parties. The Escrow Holder shall not be personally liable for any act he may do or refrain from doing hereunder as Escrow Holder or as attorney-in-fact for the Purchaser, PROVIDED that the Escrow Holder acts or refrains from acting in good faith and in the exercise of his own good judgment, and any act that he does or refrains from doing pursuant to the advice of his own attorneys, who may be counsel to the Company, shall be conclusive evidence of such good faith.

          (d)  DUTIES OF THE ESCROW HOLDER.

               (i) In the event of any repurchase of Unvested Shares pursuant to, and in accordance with, the provisions of Section 6 hereof, the Escrow Holder shall take all steps necessary to consummate such repurchase, including, but not limited to, presentment of stock certificates representing the Unvested Shares subject to such repurchase, together with stock powers executed by or in the name of the Purchaser appropriately completed by the Escrow Holder, to the Company or its transfer agent with irrevocable instructions to register the transfer of such Unvested Shares into the name of the Company or its designee. The Purchaser hereby appoints the Escrow Holder his irrevocable attorney-in-fact to execute in his name, acknowledge and deliver all stock powers and other instruments as may be necessary or desirable with respect to the repurchase of any Unvested Shares pursuant to, and in accordance with, the provisions of
          Section 6 hereof.

               (ii) Upon the vesting of any Unvested Shares, the Escrow Holder shall, at the request of the Purchaser, either (i) promptly deliver to the Purchaser the certificate or certificates representing such Unvested Shares that have become vested or (ii) promptly cause a new certificate endorsed with the appropriate legends to be issued for such Unvested Shares that have become vested and shall deliver such certificate to the Purchaser.

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               (iii)  The Escrow Holder may, but need not, submit a memorandum to the Purchaser and to the Company setting forth action the Escrow Holder intends to take with respect to the escrow of the Unvested Shares and requesting the parties to acknowledge the propriety of the intended action. If, in any such case, either party fails or refuses to acknowledge the propriety of the intended action, the Escrow Holder may seek the advice of counsel, who may be counsel to the Company, and any action taken in accordance with the written advice of such counsel shall be full protection to the Escrow Holder in respect thereto against any person. It is agreed that in any event the Escrow Holder shall not be liable for any action or failure to act taken in good faith, and that his liability shall be limited to actions or inaction constituting gross negligence or willful misconduct.

               (iv) It is understood and agreed that should any dispute arise with respect to the delivery, ownership or right of possession of the Unvested Shares or other securities held by the Escrow Holder hereunder, he is authorized and directed to retain in his possession without liability to anyone all or any part of said Unvested Shares or other securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but he shall be under no duty whatsoever to institute or defend any such proceedings.

               (v) The Escrow Holder is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Holder obeys or complies with any such order, judgment or decree, he shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

               (vi) The parties hereto understand that the Escrow Holder is legal counsel to the Company, and that said counsel may continue to act as such in the event of any dispute in connection with this Agreement or any other transaction contemplated herein or affected hereby.

               (vii) By signing this Agreement, the Escrow Holder becomes a party to this Agreement only for the purposes of this Section 7.

          (e) CHANGE OF DUTIES. The Escrow Holder's duties hereunder may be altered, amended, modified, or revoked only by a writing signed by all of the parties hereto; PROVIDED, HOWEVER, that the Company may at any time, at its option, elect to terminate this escrow by notice to the Purchaser and the Escrow Holder.

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          (f)  COSTS AND FEES. All reasonable costs, fees and disbursements incurred by the Escrow Holder in connection with the performance of his duties hereunder shall be borne by the Company.

          (g) RESIGNATION. The Escrow Holder reserves the right, upon notice to the Company and the Purchaser, to resign from his duties as Escrow Holder and to appoint a substitute Escrow Holder.

     8.   RESTRICTIONS ON TRANSFER.

          (a) NO TRANSFERS OF UNVESTED SHARES. Except for (i) the escrow described in Section 7 above or (ii) the transfer of any Unvested Shares to the Company as contemplated by this Agreement, none of the Unvested Shares or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way until such Unvested Shares have become vested pursuant to, and in accordance with, the provisions of Section 5 or Section 6 hereof.

          (b) LEGEND FOR UNVESTED SHARES. The certificates evidencing any of the Unvested Shares shall be endorsed with a legend, in addition to any other legend required by the Stockholders Agreement, substantially as follows:

          "THIS CERTIFICATE AND THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN EMPLOYEE STOCK PURCHASE AGREEMENT DATED AS OF SEPTEMBER 15, 2004 AND TO THE RESTRICTIONS UPON TRANSFER CONTAINED THEREIN. A COPY OF SUCH EMPLOYEE STOCK PURCHASE AGREEMENT WILL BE FURNISHED TO ANY INTERESTED PARTY UPON WRITTEN REQUEST FREE OF CHARGE."

          (c) ADDITIONAL RESTRICTIONS ON TRANSFER. The Purchaser hereby acknowledges that any Unvested Shares that become vested pursuant to, and in accordance with, the provisions of Section 5 or Section 6 hereof, and any and all beneficial interest in such Vested Shares, shall continue to be subject to the restrictions on transfer set forth in the Stockholders Agreement.

     9. INVESTMENT INTENT. The Purchaser represents and warrants that any Shares acquired by him or that may be acquired by him are being or will be, as the case may be, acquired for his own account for the purpose of investment and not with a view to the resale or distribution thereof.

     10.  ADJUSTMENT FOR STOCK SPLITS, ETC.

          (a) In the event that at any time after the date of this Agreement the Company implements any stock dividend, reclassiflcation, recapitalization or other change in or with respect to the Common Stock resulting in shares of any series of capital stock of the Company (other than Common Stock) or other securities, property or assets of the Company being

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                                       -8-

distributed in respect of, or being exchanged for, shares of Common Stock subject to this Agreement, then all references in this Agreement to such shares of Common Stock shall be appropriately adjusted to take into account any such shares of any series of capital stock of the Company (other than Common Stock) or other securities, property or assets of the Company distributed in respect of, or exchanged for, outstanding shares of Common Stock and all of such shares of any series of capital stock of the Company (other than Common Stock) or other securities, property or assets of the Company shall be held subject to all of the term and conditions of this Agreement to the same extent as if they were shares of Common Stock subject to this Agreement.

          (b) In the event that at any time after the date of this Agreement the Company implements any stock split, stock dividend or reverse stock split in or with respect to the Common Stock resulting in an increase or decrease in the outstanding shares of Common Stock of the Company, then all references in this Agreement to any number of shares of Common Stock shall be appropriately adjusted to reflect any such stock split, stock dividend, or reverse stock split.

          (c) In the event that any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other change in or with respect to the Common Stock which may be adopted by the Company after the date of this Agreement would cause an adjustment in any number of shares of Common Stock or any number of shares of any other series or class of capital stock of the Company that would otherwise result in fractional shares of Common Stock or such other series or class of capital stock of the Company, or in the event that any calculation or determination of the number of Shares that are or have vested or that are subject to vesting under this Agreement would otherwise result in fractional shares of Common Stock or any other series or class of capital stock of the Company, then such fractional shares shall be disregarded by rounding down to the nearest whole number of shares.

          (d) In the event that at any time after the date of this Agreement the Company implements any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other change in or with respect to the Common Stock, then all references in this Agreement to the purchase price for any shares of Common Stock shall be appropriately adjusted to take into account any such stock split, stock dividend, reverse stock split, reclassification, recapitalization or other change in or with respect to the Common Stock. Notwithstanding the foregoing, the purchase price with respect to any shares of Common Stock shall never be reduced to a value below the par value of such shares of Common Stock.

          (e) The foregoing provisions of this Section 10 shall apply successively to one or more stock splits, stock dividends, reverse stock splits, reclassifications, recapitalizations or other changes in or with respect to the Common Stock.

     11.  TAX CONSEQUENCES.

          (a) WITHHOLDING TAXES. It is understood by the parties hereto that the issuance and/or sale of any of the Shares to the Purchaser may be deemed compensatory in purpose and in effect and that, as a result, the Purchaser may be obligated to advance to the Company amounts

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                                       -9-

sufficient to pay withholding taxes in respect of such Shares at the time Purchaser becomes subject to Federal income taxation with respect to the receipt of such Shares. In the event that such withholding tax obligations arise, the parties hereby agree that the Company shall have no obligation to pay such withholding taxes, that payment of such withholding taxes shall be the exclusive obligation of the Purchaser and that the Company shall be entitled to withhold amounts from other sources of compensation otherwise due to the Maker by the Company for purposes of satisfying such withholding taxes if and to the extent that such withholding taxes have not been otherwise paid or satisfied by the Purchaser. The Purchaser agrees on his behalf, and on behalf of his successors and assigns, to indemnify the Company with respect to any withholding tax payment that the Company is required to make that arises from the issuance and/or sale of any of the Shares to the Purchaser.

          (b) SECTION 83(b) ELECTION. Purchaser hereby agrees to deliver to the Company a signed copy of any instrument, letter or other document he may execute and file with the Internal Revenue Service evidencing his election under Section 83(b)(2) of the Internal Revenue Code of 1986, as amended, to treat his receipt of any of the Shares hereunder as included in the Purchaser's gross income in the year of receipt. The Purchaser shall deliver such copy of any such instrument of election to the Company within five (5) days after the date on which any such election is required to be made in accordance with the appropriate provisions of the Internal Revenue Code or applicable Regulations thereunder.

     12.  GENERAL PROVISIONS.

          (a) GOVERNING LAW. This Agreement shall be governed by the internal substantive laws of The Commonwealth of Massachusetts, without reference to any conflict of laws provisions thereof that would implicate the substantive or procedural laws of any other jurisdiction.

          (b) ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties with respect to the purchase of Common Stock by the Purchaser from the Company and supersedes all prior written and oral agreements and understandings between the parties to the extent that such prior written and oral agreements relate or pertain to the subject matter of this Agreement. This Agreement may only be modified or amended pursuant to a written agreement or instrument signed by the Company and the Purchaser or, with respect to Section 7, the Company, the Purchaser and the Escrow Holder.

          (c) NOTICES. Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, postage prepaid, or sent by electronic mail with a confirmation copy by regular, certified or overnight mail, postage prepaid, to such party at the address, telecopier number or email address, as the case may be, set forth below or such other address, telecopier number, or email address, as the case may be, as may hereafter be designated in writing by the addressee to the addressor listing all parties:

     if to the Company, to:

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                                      -10-

          Acme Packet, Inc.
          130 New Boston Street
          Woburn, MA 01801
          Attention: Andrew D. Ory
          Facsimile: 781-756-6800

          with a copy to:

          Bingham Dana LLP
          150 Federal Street
          Boston, MA 02110
          Attention: Julio E. Vega, Esq.
          Facsimile: (617) 951-8736

     if to the Purchaser, to:

          James J. Hourihan
          34 High Ridge Road
          Boxford, MA 01921

          Facsimile: _________________

     if to the Escrow Holder, to:

          Robert G. Ory, Secretary
          Acme Packet, Inc.
          130 New Boston Street
          Woburn, MA 01810
          Facsimile: 781-756-6880

     All such notices, requests and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mail, on the third day following deposit into the mail; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.

          (d) BINDING EFFECT. This Agreement shall inure to the benefit of, be binding upon, the heirs, personal representatives, executors, administrators, successors and/or permitted assigns of the parties. This Agreement shall also inure to the benefit of, and be binding upon, any transferee of the Shares.

          (e) ASSIGNMENT. The rights and benefits of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, the Company's successors and assigns. The Purchaser may not delegate any of its obligations under this Agreement without the Company's prior written consent.

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                                      -11-

          (f) NO WAIVER. Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent the party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

          (g) SEVERABILITY. If any provision of this Agreement shall be held illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other severable provisions of this Agreement.

          (h) HEADINGS. Headings are for convenience only and are not deemed to be part of this Agreement.

          (i) FURTHER ASSURANCES. The Purchaser agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

          (j) COUNTERPARTS. This Agreement may be executed in counterparts, all of which together shall for all purposes constitute one Agreement, binding on each of the parties hereto notwithstanding that each such party shall not have signed the same counterpart.

          (k) RELATIONSHIP WITH PURCHASER. The Company is not by reason of this Agreement or the issuance of any Shares obligated to continue the Purchaser's association with the Company as an officer, director, employee, or in any other capacity (other than as a shareholder).

          (l) CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. In case of any dispute hereunder, the parties will submit to the exclusive jurisdiction and venue of any court of competent jurisdiction sitting in Suffolk County, Massachusetts, and will comply with all requirements necessary to give such court jurisdiction over the parties and the controversy. EACH PARTY HEREBY WAIVES ANY RIGHT TO A JURY TRIAL AND TO CLAIM OR RECOVER PUNITIVE DAMAGES.

          (m) INCORPORATION OF PLAN TERMS; CONFLICTING PROVISIONS. The parties hereby acknowledge and agree that the Shares are being sold and purchased pursuant to this Agreement subject to all of the applicable terms and provisions of the Plan, all of which applicable terms and provisions are hereby incorporated by reference as if fully set forth in this Agreement. In the event of any conflict between any provision of the Plan and any provision of this Agreement, any such provision of this Agreement shall control and govern. Insofar as possible all of the provisions of this Agreement and all of the provisions of the Plan shall be construed and interpreted so as to avoid conflicts between any provision of this Agreement and any provision of the Plan and so as to give full force and effect to all of the provisions of this Agreement and all of the provisions of the Plan.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement under seal as of the day and year first set forth above.

PURCHASER


/s/ James J. Hourihan
-------------------------
James J. Hourihan

ACME PACKET, INC.


By: /s/ Andrew D. Ory
    ---------------------
Name:  Andrew D. Ory
Title: Chief Executive Officer

ESCROW HOLDER


/s/ Robert G. Ory
-----------------------------------
Robert G. Ory, Secretary of
Acme Packet, Inc.

                                                                       EXHIBIT A

                                   STOCK POWER

     FOR VALUE RECEIVED, and subject to the escrow provisions on Section 7 of that certain Employee Stock Purchase Agreement, dated as of September 15, 2004, between Acme Packet, Inc. (the "COMPANY"), James J. Hourihan (the "PURCHASER"), and Robert G. Ory in his capacity as Secretary of the Company, as Escrow Agent, with full power of substitution in the premises, the Purchaser has bargained, sold, assigned and transferred, and by these presents does bargain, sell, assign
and transfer unto ____________________________, ________________________ (     )
shares of the Common Stock of the Company, par value $0.001 per share, standing in his name on the books of the Company and represented by Certificate Number __ herewith.

     AND does hereby constitute and appoint Bingham Dana LLP his true and lawful attorney, IRREVOCABLY, for himself and in his name and stead, to sell, assign, transfer, and make over, all or any part of the said stock, and for that purpose to make and execute all necessary acts of assignment and transfer thereof, and to substitute one or more persons with like full power, hereby ratifying and confirming all that said Attorney or substitute or substitutes shall lawfully do by virtue hereof.


                                      Date:   9/15/04
                                            ------------------


                                      /s/ James J. Hourihan
                                      ------------------------
                                      James J. Hourihan


                                      IN THE PRESENCE OF:


                                      /s/ Robert G. Ory
                                      ------------------------
                                      Name: